UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ 07702	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

Effective as of February 17, 2016, InterCloud Systems, Inc., a Delaware corporation (the “Company”, “we,” “us,” or “our”) consummated the sale of certain assets (the “Assets”) of VaultLogix, LLC, a Delaware limited liability company (“VaultLogix”), Data Protection Services, L.L.C., a Delaware limited liability company (“DPS”), U.S. Data Security Acquisition, LLC, a Delaware limited liability company (“U.S. Data” and together with VaultLogix and DPS, collectively, “Sellers”) for an aggregate purchase price of $24,000,000 (the “Sale”). The Sale was effected pursuant to the terms of an Asset Purchase Agreement, dated as of February 17, 2016 (the “Asset Purchase Agreement”), by and among the Company, Sellers and KeepItSafe, Inc., a Delaware corporation (“Buyer”). The cash purchase price the Buyer paid for the Assets is $24,000,000 payable to Sellers as follows: (i) $22,000,000 paid to the Company on the Closing Date (as defined in the Asset Purchase Agreement) and (ii) $2,000,000 deposited by Buyer in an escrow account to secure the performance of Sellers’ and the Company’s obligations, including any potential indemnification claims, under the Asset Purchase Agreement, to be released twelve months after the Closing Date. The closing payments are subject to customary working capital adjustments.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein. The provisions of the Asset Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement, and such document is not intended for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the SEC.

On February 19, 2016, we issued a press release announcing the closing of the Sale, a copy of which is filed herewith as Exhibit 99.1.

Securities Exchange Agreement

The Company entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”), effective as of February 17, 2016, by and among the Company, VaultLogix and the lender party thereto (the “Lender”), whereby the Company will exchange a portion of those certain promissory notes, issued under that certain Loan and Security Agreement, dated October 1, 2014, by and among VaultLogix, as borrower, the entities party thereto as guarantors and the entities party thereto as lenders (the “Prior Lenders”), and subsequently assigned to Lender, for a new 8.25% senior secured convertible note (the “New Note”), dated February 18, 2016, in the original aggregate principal amount of $11,601,054.62. As a result of such assignment, all of the Company and VaultLogix’s obligations to the Prior Lenders have been satisfied. The Company and VaultLogix are co-borrowers under the New Note.

The New Note has a maturity date of February 18, 2019 (the “Maturity Date”), bears interest at 8.25% per annum, and is convertible into the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a conversion price equal to the lowest of: (a) $2.00 per share, (b) 80% of the average of the VWAPs for each of the five consecutive trading days immediately prior to the applicable conversion date, and (c) 85% of the VWAP for the trading day immediately preceding the applicable conversion date, subject to adjustment as set forth in the New Note. The Company shall pay interest to the Lender on the aggregate unconverted and then outstanding principal amount of the New Note in arrears each calendar month and on the Maturity Date in cash or, at the Company’s option and subject to the Company satisfying certain equity conditions, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock or a combination thereof. Prior to any shares of Common Stock being issued pursuant to the New Note, the Company must obtain the approval of its stockholders, at a meeting held no later than May 31, 2016. Commencing on the Stockholder Approval Date (as defined in the Securities Exchange Agreement), the Lender shall have the right, at its option, to convert the New Note in whole or in part, into shares of Common Stock, subject to certain beneficial ownership limitations. To the extent commercially reasonable and practicable under the circumstances, the Lender is obligated to limit conversions of the New Note on any given trading day to 20% of the average daily dollar trading volume for the Common Stock for the 20 consecutive trading days preceding such trading day; provided, however, that such provision would not preclude the Lender’s conversion of up to $20,000 of principal amount of the New Note on any given trading day. In no event will the aggregate number of shares of Common Stock issued in any capacity pursuant to the New Note exceed 15,000,000 shares of Common Stock. The New Note is secured by all assets of VaultLogix as well as a cash collateral blocked deposit account. The New Note contains standard events of default.

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Prior to the nine-month anniversary of the date of the Securities Exchange Agreement, the Company may not prepay all or any portion of the New Note without the prior written consent of the Lender. At any time and from time to time after the nine-month anniversary of the date of the Securities Exchange Agreement, the Company may prepay the New Note, upon 10 trading days’ notice, for cash in an amount equal to the sum of 100% of the principal amount of the New Note being prepaid, plus accrued but unpaid interest thereon, plus, if applicable, the interest that, but for the applicable prepayment, would have accrued with respect to the applicable principal amount being so prepaid for the period beginning on such prepayment date and ending on the later of (i) the one year anniversary of the date of the Securities Exchange Agreement and (ii) the six-month anniversary of such prepayment date.

The Lender shall have the ability, upon 20 trading days’ notice, to require redemption of the New Note in cash: (i) commencing on August 1, 2017, (ii) in the event that 15,000,000 shares have already been issued pursuant to the New Note, or (iii) in the event that any of the Equity Conditions (as defined in the New Note), at any time after July 31, 2016, are not or cease to be satisfied for any reason for three consecutive trading days. Upon an optional redemption of this New Note pursuant to clause (ii) or clause (iii) of the preceding sentence, the Lender shall be entitled to an amount of interest equal to the interest that would have accrued on such principal amount being redeemed until the six month anniversary of such redemption date.

The foregoing description of the Securities Exchange Agreement and the New Note does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Securities Exchange Agreement and the New Note, copies of which are filed herewith as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference herein. The provisions of the Securities Exchange Agreement and the New Note, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements, and such documents are not intended for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the SEC.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information regarding the Asset Purchase Agreement described in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2016, the Company received a staff determination letter from The NASDAQ Stock Market LLC (“NASDAQ”) stating that the Company was not in compliance with shareholder approval requirements of NASDAQ Listing Rule 5635(d) (the “Shareholder Approval Rule”). The violation was based on the NASDAQ staff’s determination to aggregate the shares issuable in three recent transactions for determining whether the 20% threshold for shareholder approval has been triggered. This NASDAQ letter further indicates that, as a result of amendments to the terms of the transactions in question, the Company has since regained compliance with the Shareholder Approval Rule.

On February 18, 2016, the Company received a notification from NASDAQ indicating that the Company is not in compliance with NASDAQ Listing Rule 5550(a)(2) (the “Bid Price Rule”) because the minimum bid price of the Company’s Common Stock on the NASDAQ Global Select Market has closed below $1.00 per share for 30 consecutive business days. This NASDAQ letter has no immediate effect on the NASDAQ listing or trading of the Company’s Common Stock.

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In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until August 16, 2016, to regain compliance with the requirements under the Bid Price Rule. If, at any time before that date the bid price of the Company’s Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will notify the Company that it has achieved compliance with the Bid Price Rule. The Company intends to take the appropriate steps to regain compliance with the Bid Price Rule.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of common stock issued to the Assignees pursuant to the Exchange Agreement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 3(a)(9) of the Securities Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated February 17, 2016 by and among InterCloud Systems, Inc., a Delaware corporation, KeepItSafe, Inc., a Delaware corporation, VaultLogix, LLC, a Delaware limited liability company, Data Protection Services, L.L.C., a Delaware limited liability company, and U.S. Data Security Acquisition, LLC, a Delaware limited liability company.

10.2	Securities Exchange Agreement, effective as of February 17, 2016, by and among InterCloud Systems, Inc., a Delaware corporation, VaultLogix, LLC, a Delaware limited liability company, and the Lender party thereto.

10.3	8.25% Senior Secured Convertible Note, dated February 18, 2016, issued by InterCloud Systems, Inc., a Delaware corporation, to the Holder party thereto.

99.1	Press Release, dated February 19, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: February 19, 2016	By:	/s/ Mark E. Munro
Mark E. Munro Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated February 17, 2016 by and among InterCloud Systems, Inc., a Delaware corporation, KeepItSafe, Inc., a Delaware corporation, VaultLogix, LLC, a Delaware limited liability company, Data Protection Services, L.L.C., a Delaware limited liability company, and U.S. Data Security Acquisition, LLC, a Delaware limited liability company.

10.2	Securities Exchange Agreement, effective as of February 17, 2016, by and among InterCloud Systems, Inc., a Delaware corporation, VaultLogix, LLC, a Delaware limited liability company, and the Lender party thereto.

10.3	8.25% Senior Secured Convertible Note, dated February 18, 2016, issued by InterCloud Systems, Inc., a Delaware corporation, to the Holder party thereto.

99.1	Press Release, dated February 19, 2016.

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